Exhibit A

                       SECURITIES EXCHANGE AGREEMENT

                               by and between

                             INAMED CORPORATION

                                    and

                            THE SECURITYHOLDERS
                              SIGNATORY HERETO


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                         Dated as of October 7, 1998

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     THIS SECURITIES  EXCHANGE AGREEMENT is dated as of October 7, 1998, by and between INAMED CORPORATION, a Florida corporation (the "Company"), and the persons named on the signature pages hereof and signatory hereto (each, a "Holder").

     WHEREAS, the Company has agreed that all interested Holders of Old Notes (as defined herein) may exchange the Old Notes for a package of new securities consisting of (i) Exchange Notes (as defined herein) and (ii) Exchange Warrants (as defined herein); and WHEREAS, the Company wishes to modify certain covenants contained in the Old Notes, including among other things, increasing the basket for senior secured debt and eliminating certain covenants contained therein; and

     WHEREAS, agreement by the Holder to the exchange of Old Notes for Exchange Notes and Exchange Warrants under the terms described herein will constitute consent to the proposed modifications to the Old Notes, as set forth in Annex A attached hereto;

     THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


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                                 ARTICLE I

                                DEFINITIONS
                                -----------

     Section I.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Additional Warrants" means the warrants to acquire up to 500,000 shares of common stock of the Company with an exercise price of $7.50 per share.

     "Agreement" means this Securities Exchange Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Breast Implant Litigation" shall mean the litigation in the United States District Court for the Northern District of Alabama, Southern Division stylized as "Silicone Gel Breast Implant Products Liability Litigation (MDL926).

     "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

     "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

     "Class Action Settlement Agreement" shall mean a Settlement Agreement, dated April 2, 1998, which provides, among other things, for the settlement of certain claims against the Company arising out of the Breast Implant Litigation.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor code thereto, and any reference to the Code shall include a reference to any successor provisions.

     "Collateral Documentation" means the Subordinated Guarantee and Security Agreement, the Subordinated Guarantee Agreements, the Subordinated Security Agreement, the Financing Statements, the Exchange Offer Intercreditor Agreement, the Intercompany Notes and the endorsements thereof to the Trustee (for the benefit of the Holders) or to the Holders, and all other deeds of trust, assignments, endorsements, pledged stock, collateral assignments and other instruments, documents, agreements or conveyances at any time creating or evidencing Liens or assigning Liens to the Trustee (for the benefit of the Holders) or to the Holders, to secure the obligations of the Company or any of its Subsidiaries hereunder and under the Exchange Notes and the Exchange Offer Registration Rights Agreement.

     "Common Stock" means the common stock of the Company, par value $.01 per share.

     "Commission" means the Securities and Exchange Commission.

     "Company"  means INAMED  CORPORATION,  a Florida  corporation  and any
successor  to  the  Company,  whether  by  contract,   assumption,  merger,
consolidation, operation of law or otherwise.

     "Consent" means the consent of the Holders of the Old Notes to the amendments to the Indenture set forth in Section 2.2.

     "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

     "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

     "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

     "Credit Party" shall mean each of the Company and each of its Material Subsidiaries.

     "Employee Agreement" shall mean each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between any Credit Party or any ERISA Affiliate and any employee pursuant to which any Credit Party or any ERISA Affiliate has or may have any liability contingent or otherwise.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equity Interests" means any Capital Stock, partnership interest, joint venture interest or other equity interest or warrants, options or other rights to acquire any Capital Stock, partnership interest, joint venture interest or other equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the Time of Exchange and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

     "ERISA Plan" means an employee benefit plan as such term is defined in
Section 3(3) of ERISA, with respect to which the Company or an Affiliate is a disqualified person or a party in interest, as those terms are defined in
Section 4975 of the Code and Section 3(14) of ERISA, respectively.

     "Exchange" means the exchange of the Old Notes for the Exchange Notes and Exchange Warrants and the Consent.

     "Exchange Collateral" means all real and personal property and interests in real and personal property including, without limitation,
Intellectual Property, rights under leases and royalty rights and agreements, now owned or hereafter acquired by the Company or its Material Subsidiaries in or upon which a Lien is granted or made under the Collateral Documentation.

     "Exchange Notes" means the Company's 11.00% Senior Subordinated Secured Notes due March 31, 1999 issued pursuant to the Exchange Notes Indenture.

     "Exchange Notes Indenture" means the form of indenture between the Company and Santa Barbara Bank & Trust, as Trustee, in substantially the form as attached hereto as Exhibit A.

     "Exchange Offer Documents" shall mean the Exchange Notes, the Exchange Warrants, the Additional Warrants, the Exchange Notes Indenture, the Securities Exchange Agreement, the Exchange Offer Registration Rights Agreement, the Subordinated Guarantee and Security Agreement, the Subordinated Security Agreement, the Subordinated Guaranty Agreement and the Exchange Offer Intercreditor Agreement.

     "Exchange Offer Intercreditor Agreement" shall mean the agreement, dated as of the date hereof, between Appaloosa Management, L.P. as the Collateral Agent under the New Financing and the Trustee for the Exchange Notes under the Exchange Notes Indenture.

     "Exchange  Offer   Registration   Rights  Agreement"  shall  mean  the
agreement to be entered into between the Trustee and the holders of the Exchange Notes.

     "Exchange Warrants" shall mean warrants to acquire up to 3,671,616 shares of Common Stock of the Company with an exercise price of $5.50 per share.

     "Financing Statements" means Form UCC-1 financing statements to be filed in all jurisdictions necessary or desirable in order to perfect the Holders' security interest in the Collateral and shall include any Form UCC-1 financing statements assigned to the Holders and filings to be made in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

     "GAAP" shall mean U.S. generally accepted accounting principles.

     "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

     "Guaranty" or "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

     "Holder" means (i) the Persons who prior to the Time of Exchange accepts and agrees to the terms hereof as indicated by its signature on the signature page of this Agreement and (ii) each Person, if any, on whose behalf the Holder executes this Agreement and whose Old Notes are the subject of any exchange hereunder.

     "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Indenture" means the indenture between the Company and Santa Barbara Bank & Trust, as Trustee, dated as of January 2, 1996, as amended.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

     "June 2, 1998 Court Order" shall mean the June 2, 1998 preliminary court order approving the Class Action Settlement Agreement and the 3M Agreement issued by the United States District Court for the Northern District of Alabama.

     "Knowledged", with respect to the Company, shall mean the actual knowledge of each member of the board of directors of the Company and each officer of the Company, and the knowledge that any of the foregoing persons would have after due and reasonable inquiry and investigation.

     "Law" shall include any foreign, federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Material" shall mean material in relation to the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of any Credit Party to perform its obligations under any of the Exchange Offer Documents to which it is a party, (c) the validity or enforceability of any of the Exchange Offer Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Exchange Offer Documents or (e) the timely payment or performance of the Exchange Notes.

     "Material Subsidiaries" at any time, shall mean any Subsidiary of the Company, other than any Non-Significant Subsidiary of the Company.

     "New Financing" means the 10% Senior Secured Notes to be issued by the Company pursuant to the Note Purchase Agreement.

     "Non-Significant Subsidiary" at any time, shall mean any Subsidiary of the Company which at such time has total assets (including the total assets of any Subsidiaries) that have a fair market value of, or for which the Company or any of its Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of capital stock (or other equity interests) or the total assets of such Subsidiary, less than $100,000, provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5% of the total assets of the Company and its Subsidiaries on a consolidated basis.

     "Note Purchase Agreement" means the agreement dated as of September 30, 1998 between the Company, the parties listed on Exhibit A thereto and Appaloosa Management, L.P. as Collateral Agent.

     "Old Notes" means the 11% Senior Secured Convertible Notes due March 31, 1999 of the Company issued pursuant to the Indenture.

     "Outstanding" or "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and (iii) Notes therefore canceled by the Company, except that, for the purpose of determining whether Holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any of its Subsidiaries of any thereof, shall not be deemed to be outstanding.

     "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

     "Person" means any individual (including an individual when acting in a fiduciary capacity), corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, estate, unincorporated organization or government or other agency or political subdivision thereof.

     "Prohibited Transaction" means a transaction described in Section 4975(e) of the Code or in Section 406 of ERISA, for which there is no available exemption.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Purchasers and the Company with respect to the New Financing.

     "Reincorporation Merger" shall mean the merger, if consummated, the primary purpose of which is to effect the reincorporation of the Company in the State of Delaware.

     "Related Parties" shall mean Affiliates of the Company or any of its Subsidiaries and directors or officers of the Company or any of its Subsidiaries (including any family members of directors and officers).

     "Releases" shall have the meaning ascribed thereto in the Recitals.

     "Rights Plan" shall mean the plan (as amended) adopted by the Company's board of directors on June 10, 1997.

     "Sale-and-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Company or any of its Subsidiaries shall sell or transfer to any Person (other than the Company or a Subsidiary of the Company) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any of its Subsidiaries shall rent or lease as lessee (other than pursuant to a Capitalized Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Reports" shall have the meaning ascribed thereto in Section 4.4.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

     "Security" or "Securities" shall mean any equity or debt security of the Company (including, without limitation, subscriptions, options, warrants, rights, stock-based or stock-related awards or convertible or exchangeable securities to which the Company is a party or by which the Company may be bound of any character relating to, or obligating the Company to issue, grant, award, transfer or sell any issued or unissued shares of the Company's Capital Stock or other securities of the Company).

     "Secured Obligations" shall mean any and all obligations of any Credit Party at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Exchange Offer Documents to which it is a party.

     "Standstill Agreement" shall mean the agreement, dated July 8, 1998, between the Company and Mr. Donald K. McGhan restricting Mr. McGhan's ability to vote his Common Stock.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Subordinated Guarantee Agreement" shall mean the guarantee to be made by the Company's foreign Material Subsidiaries in favor of the holders of the Exchange Notes.

     "Subordinated   Guarantee  and  Security  Agreement"  shall  mean  the
agreement  to  be  entered  into  by  the   Company's   domestic   Material
Subsidiaries and the Trustee.

     "Subordinated Security Agreement" shall mean the agreement to be entered into by the Company and the Trustee.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation), including without limitation a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions) or (iii) any other Person required to be consolidated with such Person in accordance with generally accepted accounting principles. For purposes of this definition (and for the determination of whether or not a Subsidiary is a wholly-owned Subsidiary of a Person), any directors' qualifying shares or investment by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any Governmental Authority and, including, without limitation, any Taxes of another person owing under a contract, as transferee or successor, under Treas. Reg. ' 1.1502-6 or analogous state, local or foreign law, or otherwise.

     "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "3M" shall mean the Minnesota Mining & Manufacturing Company.

     "3M Agreement" shall mean an agreement with 3M, dated as of April 16, 1998, which provides, among other things, for the resolution of certain indemnification claims of 3M against the Company relating to the Breast Implant Litigation and for the Company to obtain certain releases ascribed thereto in the Recitals.

     "Time of Exchange" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

     "Trustee" means Santa Barbara Bank & Trust.

     "Year 2000 Problem" shall have the meaning ascribed thereto in Section
4.28.
                                 ARTICLE II

             EXCHANGE OF SECURITIES AND CONSENT TO MODIFICATION
             --------------------------------------------------

     Section II.1 Exchange of Securities. Subject to the terms and conditions herein set forth, the Company agrees that it will issue the Exchange Notes, Exchange Warrants and Additional Warrants to the Holders in exchange for the Holders' Old Notes in such amounts as set forth on
Schedule 2.1 attached hereto, and the Holders agree that each will tender such Holder's Old Notes to the Company in exchange for the Exchange Notes, Exchange Warrants and Additional Warrants, at or prior to 5:00 p.m. New York time on November 5, 1998 (the "Expiration Date"), which Old Notes, or an Affidavit of Lost Secured Convertible Note in the event applicable, shall be delivered to the Company, together with an executed copy of this Agreement. The Company reserves the right to extend the Expiration Date for receipt of Old Notes. Each Holder that does not tender such Holder's Old Notes to the Company as set forth herein shall retain their Old Notes subject to the terms of the Indenture, as modified hereby, and shall receive the amount of the Additional Warrants set forth on Schedule 2.1.

     The acceptance for exchange and the exchange of all outstanding Old Notes which are validly tendered will be made promptly, but in any event within 3 Business Days, after the Expiration Date. The Company will be deemed to have accepted for exchange tendered Old Notes as, if and when the Company gives oral or written notice to each Holder of its acceptance of the tenders of such Old Notes. Any Old Notes tendered to and accepted by the Company prior to the Expiration Date shall be exchanged as of November 5, 1998, or such other date that is the next business day after the Expiration Date (the "Time of Exchange"). Delivery of the Exchange Notes and Exchange Warrants in exchange for the Old Notes will be made by the Company as soon as practicable after the Expiration Date.

     The parties agree that for federal income tax purposes, the fair market value of the Exchange Notes is $18,687,811 and the fair market value of the Exchange Warrants is $917,904, and shall take no position inconsistent with such valuations, except as otherwise required by law.

     Section II.2 Consent. The completion and execution of this Agreement shall also be deemed to constitute the Consent of the Holder upon the Expiration Date to (i) the proposed modifications to the Old Notes, as permitted by Article 7 of the Indenture, and as set forth in Annex A contained herein, to be effective upon the Expiration Date and (ii) the release of the Collateral (as defined in the Indenture) and the assignment of the Collateral to Santa Barbara Bank and Trust, as Trustee of the Exchange Notes Indenture. The Company intends to cause the execution of a supplemental Indenture providing for the proposed modifications to occur on or about the Expiration Date so long as Holders of at least a majority in aggregate principal amount of the Old Notes have agreed to tender the Old Notes under the terms of this Agreement. If the requisite Consents are received and the supplemental indenture reflecting the proposed modifications becomes operative, all persons who continue to hold Old Notes thereafter will be subject to the provisions of the supplemental Indenture. However, the Company's duty to accept Old Notes and to deliver Exchange Notes, Exchange Warrants and Additional Warrants to Holders under the terms of this Agreement shall not be affected by the inability of the Company to obtain the required consents to make the proposed modifications.

     Section II.3 Withdrawal. Tender of Old Notes and Consents may be withdrawn at any time prior to the Time of Exchange. If the Exchange is amended in any material respect, the Company will disclose such amendment to each Holder and will extend the Exchange for a period of at least 5 Business Days to permit the Holders of the Old Notes to properly deliver or withdraw their Old Notes and Consents. The Company may not withdraw or otherwise revoke the Exchange, except as specifically provided herein.

     Section II.4 Waiver. The completion and execution of this Agreement shall be deemed to constitute an acknowledgement by each Holder of its receipt of proper notice pursuant to Section 8.12 of the Indenture relating to the proposed offering of the New Financing.

     Section 2.5 Compliance with Trust Indenture Act. Unless already so qualified, the Company agrees to (i) use its best efforts to cause the Exchange Notes Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA") in connection with the registration of the Exchange Notes under the Exchange Offer Registration Rights Agreement, (ii) cooperate with the Trustee to effect such changes to the Exchange Notes Indenture as may be required for the Exchange Notes Indenture to be so qualified in accordance with the terms of the TIA, and (iii) execute, and use their best efforts to cause the Trustee to execute, all documents required to be filed with the Commission to enable the Exchange Notes Indenture to be so qualified in a timely manner.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
               ---------------------------------------------

     Section III.1(a) Representations and Warranties of the Holders. Each Holder severally represents and warrants to, and covenants and agrees with, the Company that the Exchange Notes and Exchange Warrants to be received by each Holder in exchange for Old Notes pursuant to this Agreement are being received for such Holder's own account and not for the account of any ERISA Plan, for the purpose of investment and with no intention of distributing or reselling the Exchange Notes or Exchange Warrants or any part thereof in any transaction, which would be or result in a Prohibited Transaction or would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to each Holder's rights at all times to sell or otherwise dispose of all or any part of the Exchange Notes or Exchange Warrants under a registration under the Act or under an exemption from such registration available under such Act, provided that the disposition of such Holder's property at the time of the sale or disposition of the Exchange Notes or Exchange Warrants is within such Holder's control. If a Holder should in the future decide to dispose of any of the Exchange Notes or Exchange Warrants, such Holder understands and agrees with the Company that it will do so only (i) if such disposition will not be or result in a Prohibited Transaction; (ii) if a subsequent or transferee Holder shall agree in writing to be bound by the representations and warranties of this Article III; and that such Holder may do so only in compliance with the Act, as then in effect, and that stop-transfer instructions to that effect will be in effect with respect to the Exchange Notes or Exchange Warrants. If a Holder should decide to dispose of any of the Exchange Notes or Exchange Warrants, the Company must first be in receipt of an opinion of counsel to the effect that the proposed disposition of the Exchange Notes or Exchange Warrants would not be in violation of the Act. Each Holder agrees to the imprinting of legends required by law on certificates representing all of the Exchange Notes and Exchange Warrants including but not limited to the following: "This security has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may be reoffered and sold, pledged or otherwise transferred only if so registered or if an exemption from registration is available."

     Each Holder also severally represents and warrants to the Company that
(i) it has received and reviewed (a) the form of the Exchange Notes Indenture and (b) copies of all annual reports and quarterly reports, proxy statements and other reports filed by the Company since January 1, 1998 with the Securities and Exchange Commission pursuant to the terms of the Securities Exchange Act of 1934, as amended; (ii) it is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Exchange Notes and Exchange Warrants and the transactions contemplated hereby and has relied solely on the representations and warranties made herein in determining to exchange the Old Notes for the Exchange Notes and Exchange Warrants; (iii) it has all requisite corporate power and authority
(A) to execute,  deliver and perform its obligations  under this Agreement,
(B) to exchange the Old Notes for the Exchange Notes and Exchange Warrants in the manner and for the purpose contemplated in this Agreement and (C) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by, or to be executed and delivered by, the Holder pursuant to or in connection with this Agreement or any of the transactions contemplated hereby or thereby; (iv) this Agreement has been duly and validly authorized by each Holder and this Agreement has been duly and validly executed and delivered by each Holder and constitutes the legal, valid and binding agreement of each Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; and (v) the exchange of each Holder's Old Notes for the Exchange Notes and Exchange Warrants does not violate such Holders' charter or by-laws or any other governing documents, any material law or regulation or any court order applicable to it.

     Each Holder has relied solely on the representations made herein in determining to exchange the Holder's Old Notes for the Exchange Notes and Exchange Warrants pursuant hereto.

                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------

     The Company represents and warrants to each Holder as follows:

          Section IV.1 Organization and Qualification. Except as set forth on Schedule 4.1, each Credit Party is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each Credit Party is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect.

          Section IV.2 Due Authorization. Each Credit Party has all right, power and authority to enter into, deliver and perform the Exchange Offer Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each Exchange Offer Document by each Credit Party thereto and the performance by such Credit Party of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Exchange Notes, the Exchange Warrants and the Additional Warrants by the Company) and compliance by each such Credit Party with all the provisions of each Exchange Offer Document (as applicable) have been duly authorized by all requisite corporate proceedings on the part of each Credit Party. Each of the Exchange Offer Documents has been duly executed and delivered on behalf of each Credit Party party thereto, and each such Exchange Offer Document constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by general principles of equity relating to creditors' rights generally.

          Section IV.3 Subsidiaries. (a) Schedule 4.3(a) contains (except as noted therein) complete and correct lists (i) of the Company's Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other of the Company's Subsidiaries, and (ii) of the Company's directors and senior officers.

          (b) Except as set forth in Schedule 4.3(a), all of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in Schedule 4.3(a) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another of its Subsidiaries free and clear of any Lien.

          (c) There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Company or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its capital stock or other equity interests in any of the Company's Subsidiaries.

          (e) Schedule 4.3(d) contains (except as noted therein) a complete and correct list of all of the Company's Non-Significant Subsidiaries.

          Section IV.4 SEC Reports  Correspondence.  Except as set forth in
Schedule 4.4, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after January 1, 1995; and the Company has furnished each Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the SEC (collectively, the "SEC Reports"). Except as set forth on Schedule 4.4, each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which relate specifically to the Company and/or any of its Subsidiaries and which individually or in the aggregate may have a Material Adverse Effect. The Company has made available for inspection by each Purchaser copies of all correspondence between the Company and the SEC from and after January 1, 1996.

          Section  IV.5  Financial  Statements.  Except  as  set  forth  in
Schedule 4.5, the financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in Schedule 4.5 or the SEC Reports, the Company has no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 1997 included in the SEC Reports or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 1997 which individually or in the aggregate do not have a Material Adverse Effect. Since December 31, 1997, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not been individually or in the aggregate any Material Adverse Effect, other than changes disclosed in the SEC Reports or otherwise set forth in Schedule 4.5 hereto.

          Section IV.6 Litigation. (a) Except as set forth in Schedule 4.6 hereto or as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity.

          (b) Except as set forth in Schedule 4.6 or as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is in default under or in breach of any order of any court, arbitrator or governmental entity, and neither the Company nor any of its Subsidiaries is subject to or a party to any order of any court or governmental entity arising out of any action, suit or proceeding under any Law.

          Section IV.7 Title to Properties; Insurance. (a) Except as set forth in Schedule 4.7(a), the Company and each of its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all Liens and encumbrances, except as sold or otherwise disposed of in the ordinary course of business and except for such Liens and encumbrances which would not cause a Material Adverse Effect.

          (b) Schedule 4.7(b) sets forth a complete and correct list of all insurance coverage carried by the Company or its Subsidiaries, the carrier and the terms and amount of coverage. All of the material assets of the Company and the Company's Subsidiaries and all aspects of the Company's and its Subsidiaries' businesses that are of insurable character are covered by insurance with insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy maintained by it. All such policies and other instruments are in full force and effect and no premiums with respect thereto are past due and owed. Except as set forth in Schedule 4.7(b), neither the Company nor any of its Subsidiaries has failed to give any notice or present any material claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies, neither the Company nor any of its Subsidiaries has otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company or any of its Subsidiaries under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by the Exchange Offer Documents will not result in any such termination or premium increase. The Company does not maintain directors' and officers' insurance.

          Section IV.8 Governmental Consents, etc. No Credit Party is required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any Governmental Entity or third party as a condition to or in connection with the valid execution and delivery of any of the Exchange Offer Documents or the valid offer, issue, sale or delivery of the Exchange Notes, Exchange Warrants or the Additional Warrants, or the performance by any such Credit Party of its obligations in respect of any thereof, except for filings required pursuant to state and federal securities laws to effect any registration of securities pursuant to the Exchange Offer Registration Rights Agreement, the Financing
Statements, and filings to be made with the U.S. Patent and Trademark Office or the U.S. Copyright Office to perfect the Holders' security interest in the Intellectual Property constituting Collateral under the Collateral Documentation, and except for the filing on Form 8K under the Exchange Act to report the consummation of the transactions contemplated hereby.

          Section IV.9 Holding Company Act and Investment Company Act. No Credit Party is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          Section IV.10 Taxes. Except as set forth in Schedule 4.10:

               (a) The Company and its Subsidiaries are each members of the affiliated group (as defined in Code Section 1504) filing a consolidated federal income Tax Return of which the Company is the common parent. The
Company and its Subsidiaries (i) have timely filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or its Subsidiaries, all of which Tax Returns are true, correct and complete in all material respects; (ii) have within the time and manner prescribed by Law paid all Taxes, required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established and maintained on their respective books and records, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the date hereof; and (iv) have not received notice of any deficiencies for any Tax from any Governmental Authority against the Company or any of its Subsidiaries, which deficiency has not been satisfied. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or judicial or administrative proceeding relating to Taxes, nor is any such audit pending or, to the Company's Knowledge, threatened. With respect to any taxable period ended prior to December 31, 1992, all Tax Returns including the Company or any of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. The accruals and reserves for Taxes on the December 31, 1997 Balance Sheet are complete and adequate in all material respects to cover the liability of the Company and its Subsidiaries for Taxes through such date. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries (other than Liens for Taxes not yet due). No claim has been made or threatened in writing, and no claim has, to the Company's Knowledge, otherwise been made or threatened, by a Governmental Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Neither the Company nor any of its Subsidiaries is or has been a party to any Tax Sharing Agreement.

               (b) The Company and its Subsidiaries have duly withheld or collected all Taxes required by law to have been withheld or collected (including Taxes required by law to be withheld or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party) and any such amounts required to be remitted to a Governmental Authority have been timely remitted.

          Section IV.11 Compliance with ERISA. The Company has provided or made available to each Purchaser, or has caused to be provided to each Purchaser (i) current, accurate and complete copies of all documents embodying or relating to each employee benefit plan (within the meaning of
Section 3(3) of ERISA) and each Employee Agreement, including all amendments thereto, and trust or funding agreements with respect thereto (excluding any grantor trusts established to hold assets subject to the claims of Seller's creditors) maintained or contributed to by and Credit
Party or any ERISA Affiliate; and (ii) all summary plan descriptions and communications of any material modifications to any employee or employees relating to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or Employee Agreement maintained by any Credit Party or any ERISA Affiliate. Schedule 4.11 sets forth a complete and correct list of all employee benefit plans and Employee Agreements described in clause (i) above.

          Each employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by any Credit Party or any ERISA Affiliate has been established and operated in accordance with terms thereof and all other applicable laws, including, but not limited to the Code and ERISA. Neither any Credit Party nor any ERISA Affiliate presently sponsors, maintains, contributes to, or is required to contribute to, nor has any Credit Party nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code. Neither any Credit Party nor any ERISA Affiliate has ever maintained or contributed to or been required to maintain or contribute to any employee welfare benefits plan (within the meaning of Section 3(1) of ERISA) which provides for post-retirement medical or other welfare-type benefits and has no liability for any such benefits to any present or former employee.

          Section IV.12 Intellectual Property Rights. Except as disclosed on Schedule 4.12 hereto, to the Company's Knowledge, (i) the Company or one of its Subsidiaries owns or has the right to use pursuant to license, sub-license, agreement or permission all of its Intellectual Property; and
(ii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect, and the Company has no Knowledge of any claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon or misappropriated any
Intellectual  Property  rights  of the  Company  or  any  of the  Company's
Subsidiaries.

          Section IV.13 Possession of Franchises, Licenses, Etc. Each Credit Party possesses all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect, and no Credit Party is in violation of any thereof, except for violations which would not cause a Material Adverse Effect.

          Section IV.14 Compliance with Laws. Each Credit Party is in compliance with all applicable Laws including, without limitation, those relating to protection of the environment, employment opportunity and employee safety, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. No injunction, order or other decree has been issued nor any Law enacted which prevents, nor does any Law prohibit the consummation of the transactions contemplated by any of the Exchange Offer Documents.

          Section IV.15 Conflicting Agreements and Charter Provisions. Other than the Class Action Settlement Agreement, no Credit Party is a party to any Contract or is subject to any charter or by-law provision or any judgment or decree which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of any of the Exchange Offer Documents, nor the issuance of the Exchange Notes, Exchange Warrants or the Additional Warrants, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the creation of any Lien, or result in any violation of, the charter or by-laws or other organizational documents of any Credit Party or any Contract of any Credit Party except where such conflict, breach, right of termination, default, Lien or violation would not cause a Material Adverse Effect. No Credit Party is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, or is in default under any of its Contracts except, in the case of Contracts, where such default would not cause a Material Adverse Effect.

          Section IV.16 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which, as of the date hereof, 10,990,290 shares were issued and outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except for the Old Notes and the warrants and options listed on Schedule 4.16 hereto, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. Immediately following the consummation of the transactions contemplated hereby, the Company's capitalization will be as set forth in Schedule 4.16. The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders since January 1, 1995.

          Section IV.17 Disclosure. Neither any Exchange Offer Document nor any Schedule thereto, nor any certificate furnished to any Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated thereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          Section IV.18 Offering of Notes. Neither the Company nor any Person acting on its behalf has offered the Exchange Notes, Exchange Warrants or the Additional Warrants or any similar securities of the Company for sale to, solicited any offers to buy the Exchange Notes, Exchange Warrants or the Additional Warrants or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Holders and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated hereby will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Notes, Exchange Warrants or the Additional Warrants under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Exchange Notes, Exchange Warrants or the Additional Warrants to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

          Section IV.19 Existing  Indebtedness;  Future Liens. (a) Schedule
4.19 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof. Neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. None of the Company's 4% convertible debentures, due January 30, 2000, are outstanding.

               (b) No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien.

            Section IV.20 Environmental Matters. No Credit Party has Knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Credit Party or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise set forth in Schedule 4.20,
(i) no Credit Party has Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or affecting real properties now or formerly owned, leased or operated by any of them or to other assets or their use; (ii) no Credit Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws; and (iii) all buildings on all real properties now owned, leased or operated by any Credit Party are in compliance with applicable Environmental Laws; except in each case for such occurrences which would not cause a Material Adverse Effect.

          Section IV.21 Solvency. No Credit Party is, and after giving effect to the purchase of the Notes and the application of the proceeds therefrom will be, insolvent within the meaning of Title 11 of the United States Code or any comparable state law provision.

          Section IV.22 Labor Relations. Except as set forth in Schedule 4.22, no unfair labor practice complaint or any complaint alleging sexual harassment or sex, age, race or other employment discrimination has been brought during the last three years against any Credit Party before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority, nor is there any charge, investigation (formal or informal) or complaint pending, or to the Knowledge of each Credit Party, threatened, against any Credit Party regarding any labor or employment matter. There have been no governmental audits of the equal employment opportunity practices of any Credit Party and, to the Knowledge of each Credit Party, no reasonable basis for any such audit exists. Each Credit Party (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment, collective bargaining and wages and hours, except for such laws, rules and regulations which would not cause a Material Adverse Effect and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees.

          Section IV.23 Security Documents. Upon proper filing of the Financing Statements (or assignments thereof) in the offices of the Secretary of State of Nevada with respect to the Company and upon proper filing of the Financing Statements (or assignments thereof) in the locations identified in the Subordinated Guarantee and Security Agreement, with respect to the domestic Material Subsidiaries, the Liens granted under the Exchange Offer Documents shall constitute fully perfected security interests in all right, title and interest of the Company or such domestic Material Subsidiary, as the case may be, in and to the personal property therein prior to any other security interests against such property or interests therein.

          Section IV.24 Litigation Settlement. (a) Attached hereto as Exhibits 4.24A, 4.24B and 4.24C are true and complete copies of the Class Action Settlement Agreement, the 3M Agreement, and the June 2, 1998 Court Order approving the Class Action Settlement Agreement and the 3M Agreement (including the 30-day extension letter thereto).

               (b) The plaintiffs in the Breast Implant Litigation have been preliminarily certified as a Mandatory (non "opt-out" Limited Fund) Class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure.

               (c) Except as disclosed in the Company's filing in its 1997 Form 10K, the implementation of the Class Action Settlement Agreement will preclude further litigation by all persons who are within the scope of the class and whose claims arise during the class period.

               (d) Each Credit Party is in full compliance with all of the terms of the Class Action Settlement Agreement, the 3M Agreement and the June 2, 1998 Court Order. No Credit Party is in default under or in violation of the Class Action Settlement Agreement, the 3M Agreement, or the June 2, 1998 Court Order and all of the foregoing are in full force and effect with respect to each Credit Party. To the Knowledge of each Credit Party, each Person (other than a Credit Party) who is a party to the Class Action Settlement Agreement or the 3M Agreement or who is subject to the June 2, 1998 Court Order is in full compliance with the terms of such agreements and such order, are not in default or in violation of such agreements or such order, and each of the foregoing is in full force and effect with respect to such parties.

          Section IV.25 Brokers or Finders. Other than the $100,000 fee to Libra Investments and the $200,000 fee to Appaloosa Management, L.P. to be paid in connection with the New Financing, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from any Credit Party in connection with any of the transactions contemplated by this Agreement.

          Section IV.26 No Material Adverse Change.  Except as set forth in
Schedule 4.26, since January 1, 1997, no event has occurred or failed to occur which has had Material Adverse Effect.

          Section IV.27 Related Party Transactions. (a) Except as set forth in Schedule 4.27 or as disclosed in the SEC Reports, no Credit Party has entered into or been a party to any transaction with any Related Party thereof except in the ordinary course of, and pursuant to the reasonable requirements of, such party's business and upon fair and reasonable terms that are at least equivalent to an arms length transaction with a Person not a Related Party of such party.

               (b) Except as set forth in Schedule 4.27 or as disclosed in the SEC Reports, no Credit Party has entered into any lending or borrowing transaction with any director, officer or employee of the Company or any of its Subsidiaries in excess of $10,000 in the aggregate.

          Section IV.28 Year 2000. The Company reasonably believes that the Company and its Subsidiaries will on a timely basis successfully resolve the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates, commonly referred to as the "Year 2000 Problem", if the Company and its Subsidiaries implement the plans for such resolution currently in place. The Company reasonably believes that the cost to the Company and its Subsidiaries of correcting their Year 2000 Problem will not be Material. The Company and its Subsidiaries, on the basis of inquiries made, believe that each material supplier and customer of the Company and each of its Subsidiaries will also successfully resolve on a timely basis the Year 2000 Problem for all of its computer applications.

          Section IV.29 Statements; Omissions. With respect to the Exchange, the Company has provided to the Holders all material facts relevant to the Company and the Exchange, and the Company has not made any untrue statements of a material fact or omitted to state a material fact necessary in order to make any statements made by the Company, in the light of the circumstances under which they were made, not misleading

          Section IV.30 No Registration Required; Trust Indenture Act. Subject to compliance by the Holders with the representations and warranties set forth in Article III, it is not necessary in connection with the offer, sale and delivery of the Exchange Notes, Exchange Warrants and Additional Warrants to the Holders and by the Holders to each subsequent holder in the manner contemplated by this Agreement to register the Exchange Notes, Exchange Warrants or the Additional Warrants under the Act. This Agreement, the Exchange Notes Indenture and the transactions contemplated hereby and thereby are in full compliance with the Trust Indenture Act of 1939, as amended ("Trust Indenture Act").

                                 ARTICLE V

                            CONDITIONS PRECEDENT
                            --------------------

     Section V.1 Conditions Precedent to Obligations of the Company. The obligations of the Company to issue the Exchange Notes and Exchange Warrants in exchange for each Holder's Old Notes pursuant to this Agreement are subject, at the Time of Exchange, to the satisfaction of the following conditions:

          (a) The representations and warranties made by each Holder herein shall be true and correct in all material respects on and as of the Time of Exchange with the same effect as though such representations and warranties had been made on and as of the Time of Exchange and each Holder shall have complied in all material respects with all agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Holder at or prior to the Time of Exchange. It is understood and agreed that the Company shall be entitled to request and receive such certificates or opinions from the Holder at the Time of Exchange as shall be satisfactory to the Company to demonstrate compliance with the provisions of this Section 5.1(a)

          (b) The issuance of the Exchange Notes and Exchange Warrants by the Company in exchange for each Holder's Old Notes shall not be enjoined (temporarily or permanently) at the Time of Exchange under the laws of any jurisdiction to which the Company is subject.

          (c) The New Financing shall have closed and the Company shall have received the net proceeds of such financing pursuant to the terms thereto.

     Section V.2 Conditions Precedent to Obligations of the Holders. The obligations of the Holders to exchange the Holder's Old Notes for the Exchange Notes and Exchange Warrants is subject, at the Time of Exchange, to the satisfaction of the following conditions:

          (a) The representations and warranties of the Company shall be true and correct in all material respects on and as of the Time of Exchange with the same effect as though such representations and warranties had been made on and as of the Time of Exchange and the Company shall have complied in all material respects with all agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company at or prior to the Time of Exchange.

          (b) The issuance of the Exchange Notes and Exchange Warrants by the Company in exchange for each Holder's Old Notes shall not be enjoined (temporarily or permanently) at the Time of Exchange under the laws of any jurisdiction to which the Company is subject.

          (c) The New Financing shall have closed and the Company shall have received the net proceeds of such financing pursuant to the terms thereto.

          (d) Each Holder shall have received the opinion of the Company's counsel in the form of Exhibit 5.2

                                 ARTICLE VI

                                  EXPENSES
                                  --------

     Section VI.1 Expenses. The Company agrees to pay the following expenses relating to this Agreement:

          (a) the cost of reproducing, executing and delivering this Agreement and any other documents contemplated hereby or thereby;

          (b) the cost of delivering to the Holder the Exchange Notes and Exchange Warrants issued to the Holder at the Time of Exchange; and

          (c) all other expenses incurred by the Company.

                                ARTICLE VII

                            REGISTRATION RIGHTS
                            -------------------

     Section VII.1 Registration Rights. Pursuant to the Exchange Warrants and the Exchange Offer Registration Rights Agreement, the Company shall register with the Commission (i) the shares of common stock of the Company underlying the Exchange Warrants no later than the first anniversary of the date hereof and (ii) upon demand by at least 50% of the holders in interest of Exchange Notes, the Exchange Notes.


                                ARTICLE VIII

                               MISCELLANEOUS
                               -------------

     Section VIII.1 No Waiver; Modifications in Writing; Survival. No failure or delay on the part of the Company or a Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or a Holder at law or in equity or otherwise. No waiver of or consent to any departure by the Company or a Holder from any provision of this Agreement shall be effective unless signed in writing by the parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or a Holder from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The representations, warranties and covenants of the Company set forth herein shall survive the Time of Exchange and shall not terminate.

     Section VIII.2 Communications. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight delivery service, registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two days after mailing, notices delivered personally shall be effective upon receipt, and notices sent by overnight delivery service guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

          i) if to a Holder at the most current address given by the Holder to the Company in writing (the address set forth on the Holder's signature page hereof to be such address initially);

         ii) if to the Company at the following address:

             Inamed Corporation
             1120 Avenue of the Americas, 4th Floor
             New York, New York  10036
             Attention:  Ilan Reich, Executive Vice President

         with copies to:

             Olshan Grundman Frome & Rosenzweig LLP
             505 Park Avenue
             New York, New York 10022
             Attention:  Adam W. Finerman, Esq.


     Section VIII.3 Execution in Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section VIII.4 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any subsequent holder of an Exchange Note or Exchange Warrant).

     Section VIII.5 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflict of laws.

     Section VIII.6 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section VIII.7 Certain Taxes. The Company shall pay any sales, transfer, stamp, documentary or similar taxes incurred in connection with the transactions contemplated by this Agreement.

     Section VIII.8 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

               SECURITIES EXCHANGE AGREEMENT SIGNATURE PAGE 1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          INAMED CORPORATION


                                          By: /s/Ilan K. Reich
                                             -----------------------
                                                Title:
Accepted and Agreed as of the
  date first above written.  The
  completion, execution and delivery
  of this Agreement constitutes a
  consent to the proposed amendments
  set forth in Annex A attached
  hereto

Ferd L.P.
-------------------------------------
Name of Holder (Please type or print)

By:   /s/ James E. Bolin
      -------------------------
      (Please sign)
      Name:
      Title:

NOTE:  Please sign  exactly as name appears on the Old
Note.  Joint  owners  should each sign.  When  signing
as  attorney,  executor,  administrator,   trustee  or
guardian,   please  give  full  title  as  such.  When
signing on behalf of a corporation, you should be an authorized officer of such corporation, and please give your title as such.

Address: c/o Appaloosa Management
        ----------------------------
         26 Main Street, 1st Floor
        ----------------------------
         Chatham, NJ  07928
        ----------------------------

Social Security Number or Tax I.D. Number

22-3467312
----------------------------------------------

Aggregate principal amount of
Old Notes to be delivered by you:

$ ALL
 ---------------------------------------------

               SECURITIES EXCHANGE AGREEMENT SIGNATURE PAGE 1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          INAMED CORPORATION


                                          By: /s/Ilan K. Reich
                                             -----------------------
                                                Title:
Accepted and Agreed as of the
  date first above written.  The
  completion, execution and delivery
  of this Agreement constitutes a
  consent to the proposed amendments
  set forth in Annex A attached
  hereto

Appaloosa Investment Limited Partnership I
------------------------------------------
Name of Holder (Please type or print)

By:   /s/ James E. Bolin
      -------------------------
      (Please sign)
      Name:
      Title:

NOTE:  Please sign  exactly as name appears on the Old
Note.  Joint  owners  should each sign.  When  signing
as  attorney,  executor,  administrator,   trustee  or
guardian,   please  give  full  title  as  such.  When
signing on behalf of a corporation, you should be an authorized officer of such corporation, and please give your title as such.

Address: c/o Appaloosa Management
        ----------------------------
         26 Main Street, 1st Floor
        ----------------------------
         Chatham, NJ  07928
        ----------------------------

Social Security Number or Tax I.D. Number

22-3220838
----------------------------------------------

Aggregate principal amount of
Old Notes to be delivered by you:

$ ALL
 ---------------------------------------------

               SECURITIES EXCHANGE AGREEMENT SIGNATURE PAGE 1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          INAMED CORPORATION


                                          By: /s/Ilan K. Reich
                                             -----------------------
                                                Title:
Accepted and Agreed as of the
  date first above written.  The
  completion, execution and delivery
  of this Agreement constitutes a
  consent to the proposed amendments
  set forth in Annex A attached
  hereto

Palomino Fund Ltd.
-------------------------------------
Name of Holder (Please type or print)

By:   /s/ James E. Bolin
      -------------------------
      (Please sign)
      Name:
      Title:

NOTE:  Please sign  exactly as name appears on the Old
Note.  Joint  owners  should each sign.  When  signing
as  attorney,  executor,  administrator,   trustee  or
guardian,   please  give  full  title  as  such.  When
signing on behalf of a corporation, you should be an authorized officer of such corporation, and please give your title as such.

Address: c/o Appaloosa Management
        ----------------------------
         26 Main Street, 1st Floor
        ----------------------------
         Chatham, NJ  07928
        ----------------------------

Social Security Number or Tax I.D. Number

98-0150431
----------------------------------------------

Aggregate principal amount of
Old Notes to be delivered by you:

$ ALL
 ---------------------------------------------

                                Schedule 2.1


                             PRINCIPAL
RECORD NAME OF               AMOUNT OF          EXCHANGE       ADDITIONAL
NOTEHOLDER                   NOTES              WARRANTS       WARRANTS
--------------               -----              --------       --------

Appaloosa Investment         $7,102,858        1,330,172       181,143
Ltd. Partnership I

Palamino Fund Ltd.            7,102,857                0             0

Palamino Investment                   0        1,330,171       181,143
Holdings Ltd.

Ananconda Opportunity           285,714           53,506         7,286
Fund, L.P.

Atticus                         171,428           32,104         4,372
International, Ltd.

Atticus Partners,                41,686            7,807         1,063
L.P.

Atticus Qualified                72,600           13,596         1,852
Partners, L.P.

RH Capital Associates           514,286           96,312        13,116
Number One

Little Wing L.P.                200,000           37,455         5,101

Miles, Roger                     57,143           10,701         1,457

GSAM Oracle Fund              1,440,000          269,673        36,724

Oracle Institutional            280,000           52,436         7,141
Partners, L.P.

Oracle Partners, L.P.         1,800,000          337,091        45,905

Quasar International            480,000           89,891        12,241
Partners, C.V.

TOTAL                        19,548,572        3,660,915       498,544

                                  ANNEX A

                    PROPOSED MODIFICATIONS TO INDENTURE

SELECTED INDENTURE PROVISIONS
AS CURRENTLY IN EFFECT

Section 8.2 Maintenance of              PROPOSED MODIFICATION
Office or Agency

Section 8.6 Payment of Taxes            [DELETED IN ITS ENTIRETY]
and Other Claims

Section 8.7 Limitation on               [DELETED IN ITS ENTIRETY]
Indebtedness

Section 8.8 Limitation on               [DELETED IN ITS ENTIRETY]
Encumbrances

Section 8.9 Limitation on               [DELETED IN ITS ENTIRETY]
Related Party Transactions

Section 8.10 Limitation on              [DELETED IN ITS ENTIRETY]
Dividends

Section 8.11 Subsidiary                 [DELETED IN ITS ENTIRETY]
Guarantees

Section 8.12 Additional                 [DELETED IN ITS ENTIRETY]
Offerings of Securities

Section 8.13 Pledges of                 [DELETED IN ITS ENTIRETY]
Intercompany Notes

Section 8.14 Registration               [DELETED IN ITS ENTIRETY]
Rights

Section 8.15 Restricted                 [DELETED IN ITS ENTIRETY]
Investment

Section 8.16 Operating Profit           [DELETED IN ITS ENTIRETY]

Section 8.17 Tangible Assets            [DELETED IN ITS ENTIRETY]

Section 8.18 Statement by               [DELETED IN ITS ENTIRETY]
Officers as to Default